EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 20, 2001, included in the Annual Report on Form 11-K of the UDS 401(k) Retirement Savings Plan for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.





Arthur Andersen LLP
San Antonio, Texas
January 30, 2002